EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Public Offering of Common Stock

MIAMI, Aug. 08, 2022 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NYSE: PFLT) (TASE: PFLT) today announced that it has commenced an underwritten primary offering of shares of its common stock (the “Offering”). The Company also expects to grant the underwriters an option to purchase additional shares of its common stock. The Offering will be made pursuant to the Company’s shelf registration statement, which was filed with, and has been declared effective by, the Securities and Exchange Commission (the “Commission”).

The Company expects to use the net proceeds from the Offering to reduce outstanding obligations under its existing indebtedness, to invest in new or existing portfolio companies, to capitalize a subsidiary or new joint venture or for other general corporate or strategic purposes.

Morgan Stanley, Goldman Sachs & Co. LLC, J.P. Morgan, Keefe, Bruyette & Woods, A Stifel Company, RBC Capital Markets, LLC and Truist Securities are serving as joint book-running managers for the Offering.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement, dated August 8, 2022, and the accompanying prospectus, dated January 29, 2020, which have been filed with the Commission, contain this and other information about the Company and should be read carefully before investing.

The information in the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the joint book-running managers at: Morgan Stanley & Co. LLC, Attn. Prospectus Department, 180 Varick Street, New York, NY 10014; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019; RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281; and Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, GA 30326.

About PennantPark Floating Rate Capital Ltd.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

About PennantPark Investment Advisers, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing approximately $6.0 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements.

Contacts

Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000